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                                                                  Exhibit 8(sss)

November 1, 2006

Ms. Kelley A. Howes
Janus Services LLC
151 Detroit Street
Denver, Colorado 80206

Dear Ms. Howes:

Attached are revised Appendices A and B to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as may be further amended from time to time (the "Agreement"), between Janus Investment Fund (the "Trust") and Janus Services, LLC ("Janus Services"). The purpose of the revision is to reflect the removal of Janus Olympus Fund from the Appendices, effective October 31, 2006. Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendices.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


By: /s/ Stephanie Grauerholz-Lofton
    -------------------------------
    Stephanie Grauerholz-Lofton
    Vice President and Secretary


JANUS SERVICES LLC


By: /s/ Kelley A. Howes
    -------------------------------
     Kelley A. Howes
     President

Agreed to this 5th day of July, 2006.



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                                        Revised effective as of October 31, 2006

                                   APPENDIX A

Janus Money Market Fund
Janus Government Money Market Fund
Janus Tax-Exempt Money Market Fund
Janus Institutional Cash Reserves Fund
Janus High-Yield Fund
Janus Venture Fund
Janus Fund Janus Twenty Fund
Janus Enterprise Fund Janus Research Fund
Janus Overseas Fund Janus Worldwide Fund
Janus Growth and Income Fund
Janus Balanced Fund
Janus Flexible Bond Fund
Janus Short-Term Bond Fund
Janus Federal Tax-Exempt Fund
Janus Fundamental Equity Fund
Janus Contrarian Fund
Janus Global Life Sciences Fund
Janus Global Technology Fund
Janus Orion Fund
Janus Global Opportunities Fund
INTECH Risk-Managed Stock Fund
Janus Small Cap Value Fund
Janus Mid Cap Value Fund
Janus Global Research Fund
Janus Triton Fund
Janus Smart Portfolio -- Conservative
Janus Smart Portfolio -- Moderate
Janus Smart Portfolio -- Growth



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                                        Revised effective as of October 31, 2006

                                   APPENDIX B

I.       NON-MONEY MARKET PORTFOLIOS

     (a) For transfer agency services provided directly by Janus Services LLC ("Janus Services") each non-money market portfolio of the Trust, except for Janus Smart Portfolio--Growth, Janus Smart Portfolio--Moderate and Janus Smart Portfolio--Conservative ("Smart Portfolios") shall pay Janus Services a fee, calculated and payable for each day that this Agreement is in effect, of 1/365 of 0.16% of the daily closing net asset value of such portfolio on assets sold directly to shareholders. In addition, each non-money market portfolio of the Trust shall pay Janus Services reasonable out-of-pocket expenses incurred in connection with Janus Services' services as transfer agent.

     (b) To reimburse Janus Services for its costs in engaging broker/dealers, insurance companies, banks, trust companies, investment advisers, third party administrators and other financial intermediaries (collectively, "Intermediaries"), each non-money market portfolio of the Trust, except for the Smart Portfolios, shall reimburse Janus Services in the amount of 1/365 of 0.21% of the daily closing net asset value of such portfolio on assets sold through Intermediaries. In addition, each non-money market portfolio of the Trust shall pay Janus Services reasonable out-of-pocket expenses incurred in connection with any services performed directly by Janus Services as transfer agent.

     (c) For transfer agency services provided by Janus Services with respect to the Smart Portfolios, each Smart Portfolio shall pay Janus Services a fee, calculated and payable for each day that this Agreement is in effect, of 1/365 of 0.05% of the daily closing net asset value of such portfolio on assets sold directly to shareholders. In addition, each Smart Portfolio shall pay Janus Services reasonable out-of-pocket expenses incurred in connection with Janus Services' services as transfer agent.

     (d) In addition, each of the non-money market portfolios listed below shall pay a monthly fee at the annual rate of $4.00 per open shareholder account per year:

                               Janus Balanced Fund
                              Janus Enterprise Fund
                              Janus Contrarian Fund
                          Janus Fundamental Equity Fund
                                   Janus Fund
                          Janus Federal Tax-Exempt Fund
                            Janus Flexible Bond Fund
                         Janus Global Life Sciences Fund
                          Janus Global Technology Fund
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                         Janus Global Opportunities Fund
                          Janus Growth and Income Fund
                              Janus High-Yield Fund
                               Janus Research Fund
                                Janus Orion Fund
                               Janus Overseas Fund
                           Janus Short-Term Bond Fund
                              Janus Worldwide Fund
                           Janus Global Research Fund
                                Janus Triton Fund
                         INTECH Risk-Managed Stock Fund
                          Janus Smart Portfolio--Growth
                         Janus Smart Portfolio--Moderate
                       Janus Smart Portfolio--Conservative

All fees in (a) and (c) above shall be subject to reduction as set forth in
Section 5.c. of this Agreement. If an account is open on any day of a month, the per account fee (if applicable) shall be payable for that month.

II.      MONEY MARKET PORTFOLIOS

Notwithstanding the above, however, Janus Services agrees that it shall not look to the Funds or the Trust for compensation for its services provided under this Agreement to Janus Money Market Fund, Janus Government Money Market Fund, Janus Institutional Cash Reserves Fund or Janus Tax-Exempt Money Market Fund (collectively, the "Money Funds"). Janus Services shall be compensated for its services to the Money Funds entirely by Janus Capital Management LLC ("Janus Capital"), the administrator to the Money Funds, pursuant to an Administration Agreement between Janus Capital and each of the Money Funds.